Exhibit 99.1

Volcon Announces Reverse Stock Split

AUSTIN, Texas, June 5, 2024 (GLOBE NEWSWIRE) -- Volcon Inc. (NASDAQ: VLCN), (“Volcon” or the “Company”), the first all-electric, off-road powersports company, today announced that it filed an amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-100 reverse stock split of its common stock. The reverse stock split will take effect at 11:59 pm (Eastern Time) on June 6, 2024, and the Company’s common stock will open for trading on The Nasdaq Capital Market on June 7, 2024 on a post-split basis, under the existing ticker symbol “VLCN” but with a new CUSIP number 92864V400.

As a result of the reverse stock split, every 100 shares of the Company’s common stock issued and outstanding prior to the opening of trading on June 7, 2024 will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.00001. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number.

As a result of the reverse stock split, the number of shares of common stock outstanding will be reduced from approximately 33.3 million shares to approximately 0.33 million shares, and the number of authorized shares of common stock will remain at 250 million shares. In addition, the number of shares reserved for issuance under the Company’s equity compensation plan immediately prior to the reverse stock split will be reduced proportionately.

About Volcon

Based in the Austin, Texas area, Volcon was founded as the first all-electric power sports company producing high-quality and sustainable electric vehicles for the outdoor community. Volcon electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive outdoor experience.

Volcon's vehicle roadmap includes both motorcycles and UTVs. Its first product, the innovative Grunt, began shipping to customers in late 2021 and combines a fat-tired physique with high-torque electric power and a near-silent drive train. The Volcon Grunt EVO, an evolution of the original Grunt with a belt drive, an improved suspension, and seat, began shipping to customers in October 2023. The Brat is Volcon's first foray into the wildly popular eBike market for both on-road and off-road riding and is currently being delivered to dealers across North America. Volcon debuted the Stag in July 2022 and entered the rapidly expanding UTV market and shipped its first production unit in February 2024. The Stag empowers the driver to explore the outdoors in a new and unique way that gas-powered UTVs cannot. The Stag offers the same thrilling performance of a standard UTV without the noise (or pollution), allowing the driver to explore the outdoors with all their senses.

Volcon Contacts

For Media: media@volcon.com

For Dealers: dealers@volcon.com

For Investors: investors@volcon.com

For Marketing: marketing@volcon.com

For more information on Volcon or to learn more about its complete motorcycle and side-by-side line-up, visit: www.volcon.com

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Forward-Looking Statements

Some of the statements in this release are forward-looking statements, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website, www.sec.gov.

SOURCE: Volcon ePowersports, Inc.

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